SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ]         Preliminary Proxy Statement
[  ]         Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]         Definitive Proxy Statement
[X]        Definitive Additional Materials
[  ]         Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Funds II
-----------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required

[  ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.         Title of each class of securities to which transaction applies:

2.         Aggregate number of securities to which transaction applies: ______.

3.         Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______.

4.         Proposed maximum aggregate value of transaction: _______.

Total fee paid: _______.

[  ]         Fee paid previously with preliminary materials.

[  ]         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

5.         Amount Previously Paid:

6.         Form, Schedule or Registration Statement No.: Total fee paid: _________.

7.         Filing Party:

8.         Date Filed: November 3, 2009

Old Mutual Funds II
PROXY LITE MESSAGE

Hello.  I am calling because you are a major shareholder of the Old Mutual Growth Fund or the Old Mutual Columbus Circle Technology and Communications Fund.

We urgently need your vote on an important proposal concerning your investment.

You should have received a package containing a proxy statement and information describing how to vote your shares.  The shareholder meeting is fast approaching, and we need you to cast your vote.  Voting only takes a few minutes, so please vote your shares today.

If you need the proxy statement and voting information resent to you, or if you did not receive this information, please call the Funds’ proxy solicitor as soon as possible at 866-615-7869.  Again, that number is 866-615-7869.

Thank you for your attention, and thank you for your continued investment in the Old Mutual Funds.

Dear Valued Shareholder,

As of August 25, 2009, you owned 100 shares or more of the Old Mutual Growth Fund.

We recently contacted you via email regarding a Special Meeting of the Fund’s shareholders that will be held on November 16, 2009.   We have not yet received your vote and there is less than two weeks to the Meeting.

Because your participation in the Meeting is critical, we have chosen to contact you via U.S. mail (your email delivery option for materials remains unaffected). We apologize for any inconvenience.

Due to a lack of sufficient shareholder participation, the Meeting may have to be adjourned.  We urge you to vote as soon as possible so that the Fund may obtain a sufficient number of votes to hold the Meeting as scheduled and consider the proposal.  Please act now.

If you have questions or to vote your shares, please contact the Fund’s proxy solicitor, Broadridge Financial Solutions, Inc., at 1-866-615-7869.  Representatives are available Monday through Friday 9:30 AM to 12:00 Midnight (ET), and Saturday from 10:00 AM to 9:00 PM (ET).  Estimated time to place a vote with a representative is less than three minutes.  You may also vote by automated telephone or on the internet, as described on the enclosed proxy card.

______________________________________________
Distributed by Old Mutual Investment Partners
R-09-620  11/2009

Dear Valued Shareholder,

As of August 25, 2009, you owned 100 shares or more of the Old Mutual Columbus Circle Technology and Communications Fund.

We recently contacted you via email regarding a Special Meeting of the Fund’s shareholders that will be held on November 16, 2009.   We have not yet received your vote and there is less than two weeks to the Meeting.

Because your participation in the Meeting is critical, we have chosen to contact you via U.S. mail (your email delivery option for materials remains unaffected). We apologize for any inconvenience.

Due to a lack of sufficient shareholder participation, the Meeting may have to be adjourned.  We urge you to vote as soon as possible so that the Fund may obtain a sufficient number of votes to hold the Meeting as scheduled and consider the proposal.  Please act now.

If you have questions or to vote your shares, please contact the Fund’s proxy solicitor, Broadridge Financial Solutions, Inc., at 1-866-615-7869.  Representatives are available Monday through Friday 9:30 AM to 12:00 Midnight (ET), and Saturday from 10:00 AM to 9:00 PM (ET).  Estimated time to place a vote with a representative is less than three minutes.  You may also vote by automated telephone or on the internet, as described on the enclosed proxy card.

______________________________________________
Distributed by Old Mutual Investment Partners
R-09-621 11/2009